UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2010
ONEIDA FINANCIAL CORP.
(Exact Name of Registrant as Specified in its charter)

Federal	000-25101	16-1561678

(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
182 Main Street, Oneida, New York 13421-1676
(Address of Principal Executive Offices)
(315)-363-2000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On June 22, 2010, Oneida Financial Corp., a federal corporation (the “Company”) announced that Oneida Financial Corp., the recently formed Maryland corporation and proposed holding company for Oneida Savings Bank, commenced the syndicated community offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering. The Company also announced the increase of the maximum purchase limitations from 37,500 shares ($300,000) for individual purchasers and 75,000 shares ($600,000) for purchases acting together with others, to 125,000 shares ($1,000,000) for individual purchasers and 187,500 shares ($1,500,000) for purchasers acting together with others. A copy of the release is included as exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Not Applicable.

(d)	Exhibits.
99.1	Press release dated June 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEIDA FINANCIAL CORP.
DATE: June 22, 2010	By:	/s/ Michael R. Kallet
Michael R. Kallet
President and Chief Executive Officer (Duly Authorized Representative)